Exhibit 99.1
Contact:
Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com
HYPERCOM CORPORATION ANNOUNCES SECOND
QUARTER 2005 FINANCIAL RESULTS
PHOENIX, August 9, 2005-Hypercom Corporation (NYSE: HYC) a leading global supplier of electronic payment solutions, today announced financial results for the three months ended June 30, 2005.
The Company reported:
•	Second quarter revenue was $64.0 million versus $63.1 in the same quarter last year, an increase of 1.5% year-over-year and a 17.4% increase over first quarter revenues of $54.5 million. Delays in software certifications prevented certain Optimum family products from shipping in as high a volume as originally forecasted. The sequential quarter-over-quarter increase in revenue is consistent with prior years where first quarter revenues are typically seasonally lower, reflecting lower POS deployments by channel partners particularly in international markets.

•	Gross profit for the second quarter was $9.8 million or 15.4% of revenues, versus adjusted non-GAAP gross profit of $26.9 million or 42.6% of revenues in the same quarter last year. The current year gross profit was negatively impacted by a variety of charges from interim executive management’s business review, referenced in connection with the announcement of the first quarter results, totaling $13.7 million. Excluding these charges, the normalized gross margin for the second quarter was 36.5%. Second quarter 2004 gross margin was abnormally high due to significant amounts of high margin POS product being shipped to a specific customer that accounted for substantially less volume at reduced gross margins in second quarter 2005. The lower gross margin level in second quarter 2005 is also due to reduced average selling prices for older 8-bit POS products. The Company intends to aggressively pursue and protect market share while completing its product transition to the full Optimum product line. This transition may negatively impact gross margin for the balance of 2005 compared to 2004 gross margins.

The second quarter financial results reflect $13.7 million of adjustments to gross margin related to an ongoing business review by interim executive management that commenced at the beginning of the second quarter and has continued to the present date. Management’s conclusions from the business review have resulted in decisions driving the need for additional provisions and accruals, principally amounts related to the initiation of end-of-product-life management programs, obsolete inventory, warranty costs, severance costs, legal and tax contingencies, and other expenses or losses that have been or are expected to be incurred given management’s best assessment of existing circumstances at June 30, 2005, including:

•	$7.1 million of reserves and write-downs for inventory primarily related to products at or near end-of-life for which the Company now has an end-of-life product plan.

•	$4.8 million of replacement cost reserves related to certain POS equipment that the Company has elected to provide to certain customers to reduce future warranty costs, increase customer satisfaction, drive future revenue opportunities and protect the Company’s competitive positioning.

•	$1.3 million of charges related to additional negotiated warranty work and replacement cost provision for customer-owned product as a result of higher than expected repair costs.

•	$0.5 million of various other charges related to cost of sales.
•	Operating expenses for the second quarter were $25.5 million, an increase of $3.7 million over the adjusted non-GAAP operating expenses of $21.8 million in the same quarter of the prior year.
•	$2.5 million of the increase reflects expenses related to decisions arising from interim executive management’s business review, including:
•	$2.0 million related to recent termination and severance of certain executives and employees, and the elimination of certain executive perquisites. The Company recently announced a reduction in workforce of over 100 full time positions including more than 25 executive-level positions, in order to reduce operating expenses related to salaries and related costs by more than $15 million annually. Although the Company will begin to realize some cost savings benefit in the third and fourth quarters of 2005, the full financial benefit associated with this reduction in workforce will be realized in fiscal year 2006.

•	$0.5 million of various other charges related to selling, general, and administrative costs including tax and legal contingency accruals.
•	$1.2 million of the incremental operating expenses over the comparable quarter in the prior year are related to:
•	$0.5 million of increased R&D expense as a result of reduced capitalization of software development costs and a reduced direct recovery of software development expenses from our customers.

•	$0.4 million of increased bad debt expense for additional reserves of accounts receivable.

•	$0.3 million are a result of the management changes initiated at the end of first quarter 2005, including costs related to various general and administrative expense areas including interim executive management compensation and executive search fees.
•	Below the operating income line, the Company is reporting a combined $0.8 million improvement from the comparable quarter in 2004, related to net interest income and foreign currency expense, due to increased cash balances, and improved foreign currency management and reduced consulting costs.

•	The second quarter net loss was $16.7 million, or -$0.32 per share. The adjusted non-GAAP second quarter net loss was -$0.5 million, or -$0.01 per share, compared to the adjusted non-GAAP net income of $2.4 million, or $0.04 per share for the same quarter of the prior year.

•	Cash and short-term investment balances decreased from $98.6 million at March 31, 2005 to $93.4 million at June 30, 2005, primarily related to increased working capital requirements in a higher revenue quarter. The Company continues to reduce its debt, comprised of financing for office requirements, from $8.7 million at March 31, 2005 to $8.6 million at June 30, 2005. Additionally, in the second quarter, the Company repurchased 398,900 shares of its common stock at a cost of approximately $2.5 million.
“During the second quarter, interim executive management forced a comprehensive, rigorous and accelerated review of the Company. The quarter’s results reflect management’s judgments regarding accounting valuations, reserves and accruals, as well as reductions to the Company’s operating cost structure,” stated Chairman and Interim CEO William Keiper. “While we believe the majority of issues have been recognized, this will be an ongoing process that may result in additional period costs. We are now driving for market share but with a stronger company that is leaner, more focused, efficient and cost effective.”
In summary, the Company recorded total charges of approximately $16.2 million ($13.7 million related to gross margin, $2.5 million related to operating expenses) in the second quarter of 2005. The charges included approximately $8.4 million of cash charges, most of which will be paid in future quarters, and $7.8 million of non-cash charges. Non-GAAP second quarter and year-to-date financial results excluding these charges for both the current and prior year are presented in the attached reconciliation. These charges are also discussed in the Company’s Form 10-Q filed today with the Securities and Exchange Commission.
Earnings Call Information
Hypercom’s conference call to discuss the financial results for the period ended June 30, 2005, will be held on Tuesday, August 9, 2005, at 8:30 a.m. EDT. The dial-in number is 1-888-550-9982 for North American callers and +1-210-839-8578 for international callers. For access to this call, participants will be required to identify the call host, Scott Tsujita, and the access code, “Earnings.”
A replay of the call will be available approximately one hour after the conclusion of the live call and will remain available until Thursday, September 8, 2005. The replay number for North America is 1-800-239-4499. The replay number for international callers is +1-402-220-9696. No access code is required.
The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available after the call has concluded in the investor relation’s section under “audio.archive”.

About Hypercom (www.hypercom.com)
Widely recognized as the global payment technology innovator, Hypercom delivers complete card payment terminal, network access device, server and transaction networking solutions that help merchants and financial institutions generate revenues and increase profits. Hypercom’s card payment terminal, network and server solutions are leading the transformation of electronic payments in more than 100 countries. The company is headquartered in Phoenix, Arizona.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.
Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; our ability to timely find and employ a qualified and experienced chief executive officer and chief financial officer; the impact of current litigation matters, including the shareholder class actions and shareholder derivative actions, on our business; our ability to timely remediate the material weaknesses and significant deficiencies identified through our internal controls evaluation; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three and six months ended June 30, 2005 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
The Company does not endorse any projections regarding future performance that may be made by third parties.
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Hypercom is a registered trademark of Hypercom Corporation. Optimum and Design is a trademark of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share
data)	Three Months Ended June 30,
	2005			2004
	GAAP	Non-GAAP Adj	Non-GAAP	GAAP	Non-GAAP Adj	Non-GAAP

				(restated)
Net revenue:
Product and other	$56,713	$313	$57,026	$55,564	$—	$55,564
Services	7,302	—	7,302	7,495		7,495

Total net revenue	64,015	313	64,328	63,059	—	63,059

Costs of revenue:
Product and other	47,661	(13,331)	34,330	30,830	—	30,830
Services	6,516	—	6,516	5,375	—	5,375
Write-off of deferred contract costs	—	—	—	11,305	(11,305)	—

Total costs of revenue	54,177	(13,331)	40,846	47,510	(11,305)	36,205

Gross profit	9,838	13,644	23,482	15,549	11,305	26,854

Operating expenses:
Research and development	7,592	(580)	7,012	6,444	—	6,444
Selling, general and administrative	17,950	(1,965)	15,985	16,962	(1,635)	15,327

Total operating expenses	25,542	(2,545)	22,997	23,406	(1,635)	21,771

Income (loss) from continuing operations	(15,704)	16,189	485	(7,857)	12,940	5,083
Interest income	637	—	637	221	—	221
Interest expense	(209)	—	(209)	(445)	—	(445)
Other income (expense)	(14)	—	(14)	2	—	2
Foreign currency loss	(740)	—	(740)	(907)	—	(907)

Income (loss) before income taxes and discontinued operations	(16,030)	16,189	159	(8,986)	12,940	3,954
Provision for income taxes	(626)	—	(626)	(1,540)	—	(1,540)

Net income (loss)	$(16,656)	$16,189	$(467)	$(10,526)	$12,940	$2,414

Basic income (loss) per share	$(0.32)	$0.31	$(0.01)	$(0.20)	$0.25	$0.05

Diluted income (loss) per share	$(0.32)	$0.31	$(0.01)	$(0.20)	$0.24	$0.04

Weighted average common shares:
Basic	52,478,165	52,478,165	52,478,165	51,411,926	51,411,926	51,411,926

Diluted	52,478,165	52,478,165	52,478,165	51,411,926	53,771,678	53,771,678

EBITDA:	$(14,337)	$16,189	$1,852	$(6,502)	$12,940	$6,438

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share
data)	Six Months Ended June 30,
	2005			2004
	GAAP	Non-GAAP Adj	Non-GAAP	GAAP	Non-GAAP Adj	Non-GAAP
				(restated)
Net revenue:
Product and other	$104,465	$662	$105,127	$99,095	$—	$99,095
Services	14,081	—	14,081	13,606	—	13,606

Total net revenue	118,546	662	119,208	112,701	—	112,701

Costs of revenue:
Product and other	78,346	(16,717)	61,629	55,431	—	55,431
Services	11,803	—	11,803	9,918	—	9,918
Write-off of deferred contract costs	—	—	—	11,305	(11,305)	—

Total costs of revenue	90,149	(16,717)	73,432	76,654	(11,305)	65,349

Gross profit	28,397	17,379	45,776	36,047	11,305	47,352

Operating expenses:
Research and development	14,850	(1,036)	13,814	13,269	—	13,269
Selling, general and administrative	38,553	(3,638)	34,915	31,847	(1,635)	30,212

Total operating expenses	53,403	(4,674)	48,729	45,116	(1,635)	43,481

Income (loss) from continuing operations	(25,006)	22,053	(2,953)	(9,069)	12,940	3,871
Interest income	1,194	—	1,194	494	—	494
Interest expense	(383)	—	(383)	(936)	—	(936)
Other income (expense)	(59)	—	(59)	20	—	20
Foreign currency loss	(1,010)	—	(1,010)	(1,639)	—	(1,639)

Income (loss) before income taxes and discontinued operations	(25,264)	22,053	(3,211)	(11,130)	12,940	1,810
Provision for income taxes	(1,431)	(61)	(1,492)	(2,369)	—	(2,369)

(Loss) before discontinued operations	(26,695)	21,992	(4,703)	(13,499)	12,940	(559)
Income from discontinued operations	399	—	399	—	—	—

Net (loss)	$(26,296)	$21,992	$(4,304)	$(13,499)	$12,940	$(559)

Basic and diluted (loss) per share:
Loss before discontinued operations	(0.51)	0.42	(0.09)	(0.27)	0.26	(0.01)
Income from discontinued operations	0.01	—	0.01	—	—	—

Basic and diluted loss per share	$(0.50)	$0.42	$(0.08)	$(0.27)	$0.26	$(0.01)

Weighted average common shares:
Basic and diluted	52,434,880	52,434,880	52,434,880	50,812,675	50,812,675	50,812,675

EBITDA:
EBITDA from continuing operations	$(21,880)	$22,052	$172	$(6,262)	$12,940	$6,678
EBITDA from discontinued operations	399	—	399	—	—	—

EBITDA	$(21,481)	$22,052	$571	$(6,262)	$12,940	$6,678

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2005
	(unaudited)	December 31, 2004
	(Amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$32,887	$23,445
Marketable securities	60,466	69,962
Accounts receivable, net	46,115	59,776
Current portion of net investment in sales-type leases	8,070	9,441
Inventories	39,919	44,455
Prepaid expenses and other current assets	8,940	12,955

Total current assets	196,397	$220,034

Property, plant and equipment, net	29,419	29,920
Net investment in sales-type leases	15,848	17,668
Intangible assets, net	4,251	4,475
Other long-term assets	4,557	5,163

Total assets	$250,472	$277,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,228	$27,817
Accrued payroll and related expenses	11,179	8,679
Accrued sales and other taxes	8,806	8,792
Accrued liabilities	12,158	8,308
Deferred revenue	2,679	2,768
Income taxes payable	1,919	3,411
Current portion of long-term debt	8,534	470

Total current liabilities	66,503	60,245

Long-term obligations	4,347	11,643

Total liabilities	70,850	71,888

Stockholders’ equity	179,622	205,372

Total liabilities and stockholders’ equity	$250,472	$277,260

Hypercom Corporation
Statement of Cash Flows
(unaudited)

	Three Months Ended June, 30		Six Months Ended June 30,
	2005	2004	2005	2004
		(restated)		(restated)
		(Amounts in thousands)
Cash flows from continuing operations:
Net loss from continuing operations	$(16,656)	$(10,526)	$(26,695)	$(13,499)
to net cash provided by (used in) operating activities:
Depreciation/amortization	2,121	2,260	4,195	4,426
Amortization of deferred financing costs	3	224	7	448
Amortization of discount on notes receivable	(304)	—	(476)	—
Provision for bad debts	855	467	1,329	661
Provision for losses on sales-type leases	555	74	1,616	130
Write-down of excess and obsolete inventory	8,232	2,231	10,888	3,462
Provision for warranty and end of product life charges	6,067	74	7,093	149
Provision for long-term contract accounts receivable	—	1,635	—	1,635
Non-cash stock compensation	58	127	273	227
Foreign currency loss	386	1,663	721	1,167
Write-off for deferred contract costs	—	11,305	—	11,305
Other non-cash	39	—	480	—
Changes in operating assets and liabilities, net	(4,894)	(4,929)	3,316	(3,315)

Net cash (used in) provided by operating activities	(3,538)	4,605	2,747	6,796

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,284)	(1,980)	(2,565)	(3,469)
Software development costs capitalized	(90)	(412)	(558)	(1,268)
Purchase of marketable securities	(51,704)	(16,000)	(84,021)	(22,000)
Proceeds from the sale or maturity of marketable securities	61,593	5,000	93,993	7,500
Acquisition of other assets	—	(1,480)	—	(1,480)

Net cash provided by (used in) investing activities	8,515	(14,872)	6,849	(20,717)

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(86)	(308)	(247)	(621)
Proceeds from issuance of common stock	1,995	3,385	2,747	5,553
Purchase of treasury stock	(2,474)	—	(2,474)	—
Repayment of advances to stockholders	—	—	—	1,056

Net cash (used in) provided by financing activities	(565)	3,077	26	5,988

Effect of exchange rate changes on cash	(72)	(86)	(148)	(110)

Net increase (decrease) in cash flows from continuing operations	4,340	(7,276)	9,474	(8,043)
Net decrease in cash flows from discontinued operations	—	(120)	(32)	(478)
Cash and cash equivalents, beginning of period	28,547	64,290	23,445	65,415

Cash and cash equivalents, end of period	$32,887	$56,894	$32,887	$56,894

Note 1: Reconciliation of Non-GAAP Measures
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Non-GAAP operating results are presented in the earnings release because management believes that it is of interest to its investors to reflect the current period operating results exclusive of material non-recurring items for comparability purposes. The non-GAAP 2005 results and related non-GAAP adjustments are not GAAP and should not be considered a substitute for the actual 2005 unaudited results in this earning release.
During the latter part of March 2005, a change in senior management was made at the Company. An interim Chief Executive Officer and interim Chief Financial Officer (collectively “Interim Management”) were appointed to replace the former Chief Executive Officer and Chief Financial Officer. Interim Management commenced a comprehensive review of the Company’s financial performance; market strategy; products; product development and life cycle management; and employee, customer and vendor relationships (the “2005 Business Review”). The objective of the 2005 Business Review was to create a plan to improve profitability and customer relations, transition more rapidly to 32-bit technology products, rationalize operations and reorganize the Company’s corporate structure.
The following table sets forth charges recorded in the 2005 first and second quarter in conjunction with the 2005 Business Review (in thousands):

	Charges	Charges	Total Charges
	Recorded	Recorded	Recorded
	in the 2005	in the 2005	in the First Six
	First Quarter	Second Quarter	Months of 2005
Revenues and cost of revenues:
Warranty charges and product return accruals	$706	$6,076	$6,782
Inventory write-downs, primarily for product end-of-life decisions	2,132	7,090	9,222
UK lease portfolio charges	749	140	889
One-time termination benefits and related employment costs		177	177
Other	148	161	309

Revenues and cost of revenues total	3,735	13,644	17,379

Operating expenses and income taxes:
One-time termination benefits and related employment costs	1,543	2,021	3,564
Other	525	524	1,049

Operating expenses and income taxes total	2,068	2,545	4,613

	$5,803	$16,189	$21,992

EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization. EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.
Below is a reconciliation of the loss before taxes and discontinued operations to EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(restated)		(restated)
EBITDA from continuing operations:
Loss before income taxes and discontinued operations	$(16,030)	$(8,986)	$(25,264)	$(11,130)
Depreciation and amortization	2,121	2,260	4,195	4,426
Interest, net	(428)	224	(811)	442

EBITDA from continuing operations	(14,337)	(6,502)	(21,880)	(6,262)
Income from discontinued operations			399

Total EBITDA	$(14,337)	$(6,502)	$(21,481)	$(6,262)

Note 2: Restatement of Prior Year Operating Results
During the fourth quarter of 2004, the Company determined that certain leases originated during the first three-quarters of 2004 were incorrectly accounted for as sales-type leases, rather than operating leases. This accounting error, which relates to approximately 3,200 leases, resulted in an overstatement of net revenue and net operating profit for the first three quarters of 2004. Accordingly, the results for the three and six months ended June 30, 2004 have been restated to properly account for the leases as operating leases. This is more fully described in our annual report on Form 10-K filed on March 15, 2005.